EXHIBIT 99.1

Midland States Bancorp Completes Acquisition of Deposits and Loans of Two FNBC Bank & Trust Locations in Northern Illinois

EFFINGHAM, Ill., June 21, 2022 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ: MSBI) (the “Company” or “Midland”) today announced the completion of its branch purchase and assumption of deposits and certain loans and other assets associated with FNBC Bank and Trust’s (“FNBC”) branches in Mokena and Yorkville, Illinois. Midland will continue to operate the Mokena branch location, while the Yorkville branch has been closed by FNBC. Customers of FNBC’s Yorkville branch are now able to utilize Midland’s existing branch in the same city.

Through this transaction, Midland acquired approximately $83 million of deposits and approximately $17 million of loans. Midland expects the transaction to be slightly accretive to earnings on an immediate basis.

Jeffrey G. Ludwig, President and Chief Executive Officer of Midland States Bancorp, said, “We are pleased to welcome our new customers and offer them our wide array of banking and wealth management products and services, delivered with a high level of personalized service. One of our key initiatives in 2022 is to expand our business development efforts in the greater Chicagoland area, and we have seen good initial results. Acquiring this Mokena branch should help us to further our business development momentum in this comparatively faster growing market.”

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of March 31, 2022, the Company had total assets of approximately $7.34 billion, and its Wealth Management Group had assets under administration of approximately $4.04 billion. Midland provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, goals, future financial condition and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321